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                                    EXHIBIT 5

         LEGALITY OPINION OF JOHNSON SMITH PENCE DENSBORN WRIGHT & HEATH



                                January __, 1997


Signature Inns, Inc.
250 East 96th Street
Suite 450
Indianapolis, Indiana  46240

         Re:      Signature Inns, Inc.

Gentlemen:

         We have acted as counsel to Signature Inns, Inc. (the "Company") in connection with the proposed offering and sale ("Offering") of up to 2,300,000 shares of the Company's Cumulative Convertible Preferred Stock, Series A (the "Preferred Stock") pursuant to the registration statement on Form SB-2 originally filed with the Securities and Exchange Commission on September 26, 1996 (Registration No. 333-12735) (such registration statement and all amendments thereto are referred to hereinafter as the "Registration Statement").

         In this regard, you have requested our opinion with respect to certain matters relating to the securities described in the Registration Statement. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Registration Statement.

         In acting as your counsel for the Offering, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, including the Company's Amended and Restated Articles of Incorporation, Code of By-Laws and corporate minute books, other agreements and instruments, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

         In connection with our examination, we have assumed the genuiness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on such examination, and subject to the qualifications and limitations set forth herein, we are of the opinion that:



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Signature Inns, Inc.
January ___, 1997
Page Two

         1. The Preferred Stock has been duly authorized and, when certificates therefor have been duly executed and delivered, will be validly issued and, when the consideration therefor, as contemplated by the Registration Statement, has been fully paid, will be fully paid and nonassessable; and

         2. The shares of the Company's common stock issuable upon conversion of the Preferred Stock have been duly authorized for issuance and, when certificates therefor have been duly issued and delivered upon conversion of the Preferred Stock in accordance with the requirements for conversion set forth in the Company's Amended and Restated Articles of Incorporation, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein. Without limiting the generality of the foregoing, except as expressly stated herein, we express no opinion as to the compliance with the state and federal securities laws, including without limitation, antifraud provisions thereof. We undertake no responsibility to revise this opinion in the event of any change in the relevant law or facts first occurring or first disclosed to us after the date hereof.

         We are opining solely with respect to the laws of the State of Indiana. We express no opinion as to the matters governed or affected by the laws of other states or federal law, and we have made no independent examination of the laws of any other states.

         This opinion is solely for the information of the Company and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with or delivered or communicated to any government agency or any other persons without our prior written consent, and no one other than the Company is entitled to rely on this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                                        Very truly yours,

                                                        JOHNSON SMITH PENCE
                                                        DENSBORN WRIGHT & HEATH